AGREEMENT OF AMENDMENT OF ELECTRICAL POWER AGREEMENTS

THIS AGREEMENT OF AMENDMENT OF ELECTRICAL AGREEMENTS (“Agreement”) is made as of November 1, 2008 by and among Greenpower Environment Technology (Shanghai) Co., Ltd., with a registered address at Suite 3053, No. 227-231, Wuning Road, Shanghai, China (“Party A”), Wuxi Huayang Electrical Power Equipment Co., Ltd., with a registered address at No. 9 Yan Yu Zhong Road, Qianzhou Town, Wuxi, China (“Party B”), and shareholders holding 100% outstanding shares of Party B (the “Shareholders of Party B” or “Party C”). Party A, Party B and Party C are referred to collectively in this Agreement as the “Parties.”

WHEREAS, Party A, Party B and Party C entered into a series of agreements, including Operating Agreement, Consulting Services Agreement, Option Agreement, Equity Pledge Agreement and Proxy Agreement, on October 12, 2007 (“Contractual Arrangements”); and

WHEREAS, Parties desires to amend Contractual Arrangements to extend the term of Contractual Arrangements to 20 years for good and valuable consideration as hereinafter set forth:

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

1.           Amendment of Operating Agreement.  Upon the terms and subject to the conditions of this Agreement, Parties agree to extend the term of Operating Agreement to 20 years and amend the Article 15 of Operating Agreement accordingly.

2.           Amendment of Operating Agreement.  Upon the terms and subject to the conditions of this Agreement, Parties agrees to extend the term of Option Agreement to 20 years and amend the Article 5.2 of Option Agreement accordingly

3.           Representations and Warranties of Parties.  Each of parties represents and warrants as follows:

3.1           Power of Party.  The party has full power and authority necessary to enable it to execute this Agreement and to carry out the transactions contemplated hereunder.

3.2           No Consents.  No authorizations, approvals or consents are required to permit party to amend the Operating Agreement and Option Agreement, and the aforesaid amendments thereof shall not provide the parties to the Agreement to terminate or nullify the Operating Agreement and Option Agreement.

3.3           No Breach.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach or conflict with any of the terms of Contractual Arrangements.

3.4           Full Force and Effect.  All of the Contractual Arrangements are in full force and effect, and there is no basis to terminate any of the Contractual Arrangements prior to the term thereof as specified in the Contracts.

4.           Miscellaneous.

4.1           Entire Agreement.  This Agreement and any collateral agreement executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the subject matter hereof and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

4.2           Waivers and Amendments.  This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.

4.3           Governing Law.  This Agreement shall be governed and construed in accordance with the PRC Law.

4.4           Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

4.5           Severability.  If any term or provision of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

[SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereof have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

PARTY A:	Greenpower Environment Technology (Shanghai) Co., Ltd.

	Legal/Authorized Representative:	/s/ WU Jianhua

	Name:	WU Jianhua

Title:

PARTY B:	Wuxi Huayang Electricity Power Equipment Co., Ltd.

	Legal/Authorized Representative:	/s/ TANG Lihua

	Name:	TANG Lihua

Title:

SIGNATURE PAGE FOR SHAREHOLDERS OF PARTY B

SHAREHOLDERS OF PARTY B:

/s/ TANG Lihua
TANG Lihua
ID card No.:
owns 60% shares of Wuxi Huayang Electricity Power Equipment Co., Ltd.

/s/ WU Haoyang
WU Haoyang
ID card No.:
owns 30% shares of Wuxi Huayang Electricity Power Equipment Co., Ltd.

Wuxi Huayang Dye Machine Co., Ltd.

By:	/s/ WU Jianhua
Executive Director/Legal Representative WU Jianhua
owns 10% shares of Wuxi Huayang Electricity Power Equipment Co., Ltd.